UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Board of Directors of Gran Tierra Energy Inc. (the “Company” or “Gran Tierra Energy”), upon the recommendation of the Compensation Committee, approved the cash bonus for Martin Eden, the Company’s Vice President, Finance Special Projects and former Chief Financial Officer, in the amount of CDN$190,000 ($190,969 USD based on an exchange rate of CAD$1.0051 as at December 31, 2012) with respect to his performance for fiscal year 2012.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2013, the Board of Directors of Gran Tierra Energy amended Article III, Section 5 of the Company’s Bylaws to clarify that notice of special meetings of the Board of Directors may be given by electronic mail or other electronic transmission, or orally in person, in addition to the other modes of transmitting notice as already provided in that section. The full text of Article III, Section 5 of the Bylaws is provided in Gran Tierra Energy’s Amended and Restated Bylaws, which are filed as Exhibit 3.1 attached to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.    Description

3.1        Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2013                    GRAN TIERRA ENERGY INC.

By: /s/ Dana Coffield
Dana Coffield
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description

3.1        Amended and Restated Bylaws